EXHIBIT 99.1

Investor Contact At NationsHealth:
Timothy Fairbanks, CFO 954-903-5018

NATIONSHEALTH ANNOUNCES 2007 FOURTH QUARTER AND ANNUAL FINANCIAL RESULTS

SUNRISE, Fla. – March 27, 2008 — NationsHealth, Inc. (Nasdaq: NHRX) today announced its financial results for the quarter and year ended December 31, 2007.

Revenue for the quarter ended December 31, 2007 was $23.6 million, compared to $22.8 million for the corresponding period in 2006. Net loss for the quarter ended December 31, 2007 was $0.4 million, or $0.02 per share, compared to net income of $1.2 million, or $0.04 per diluted share, for the corresponding period in 2006.

For the year ended December 31, 2007, revenue was $77.5 million, compared to $87.2 million for 2006. Net loss for 2007 was $5.9 million, or $0.21 per share, compared to a net loss of $11.3 million, or $0.40 per share, for 2006. Revenue for 2006 included approximately $9.9 million related to the initial marketing and enrollment efforts for CIGNA’s Medicare Part D prescription drug plans and approximately $4.0 million from the Company’s divested discount prescription drug card business. Net loss for 2006 included a gain of $5.0 million from the sale of the Company’s discount prescription drug card business, while the net loss for 2007 included a gain of approximately $0.3 million from the finalization of the purchase price for the sale of the card business.

Adjusted EBITDA*, defined as earnings before interest, taxes, depreciation and amortization, stock based compensation, non-cash impairment charges, and gains on the sale of business lines, was $3.2 million for the quarter ended December 31, 2007, compared to adjusted EBITDA of $3.8 million for the quarter ended December 31, 2006. For the full year 2007, adjusted EBITDA was $8.1 million, compared to an adjusted EBITDA loss of $4.0 million for 2006.

The Company’s Insurance Services segment contributed profit of $4.1 million for the quarter ended December 31, 2007, compared to $3.4 million for the quarter ended December 31, 2006. For the full year 2007, the Insurance Services segment contributed profit of $11.9 million, compared to a loss of $1.3 million for 2006. The Medical Products segment contributed profit of $0.3 million for the quarter ended December 31, 2007, compared to $2.2 million for the quarter ended December 31, 2006. For the full year 2007, the Medical Products segment contributed profit of $3.3 million. This compares to $9.5 million of profit for 2006, which included approximately $4.0 million of profit from the divested discount prescription drug card business. Segment profit and loss, as discussed above, is before allocation of corporate overhead and other unallocated amounts.

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NationsHealth, Inc. News Release

“We’re extremely pleased to report our first full year of positive EBITDA in the Company’s history,” said Timothy Fairbanks, Chief Financial Officer of NationsHealth. “Our fiscal year 2007 included a successful first year of operations for both our managed care and pharmacy business lines. Furthermore, we have now completed the acquisition and integration of nine regional competitiors, as well as Diabetes Care & Education, which has allowed us to expand our product offerings to include insulin pumps. In addition, we continued to grow our business lines outside of, and complementary to, our core diabetes business that will provide a platform for profitable growth in quarters to come. The end result of these actions is a dramatic improvement in our year-over-year EBITDA profitability and a company which is well positioned to service the ever growing healthcare needs of the Medicare, Medicaid and managed care populations.”

About NationsHealth, Inc.
NationsHealth seeks to improve the delivery of healthcare to Medicare and managed care beneficiaries by providing medical products and prescription related services. NationsHealth provides home delivery of diabetes supplies and insulin pumps, medications and other medical products to patients across the nation. In addition to its medical products business, NationsHealth also provides education, marketing, enrollment and patient service to insurers offering Medicare Part D prescription drug plans and other Medicare insurance coverage. NationsHealth has an agreement with CIGNA to service its Medicare Part D prescription drug plans nationally. For more information, please visit http://www.nationshealth.com.

* Use of Non-GAAP Financial Measures
In its earnings releases, conference calls, slide presentations or webcasts, the Company may use or discuss adjusted EBITDA (or adjusted EBITDA loss, as applicable), which is a non-GAAP financial measure as defined by SEC Regulation G. Management regularly reviews adjusted EBITDA as an analytical indicator of the Company’s financial performance and believes that it is useful to investors in evaluating operating performance. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. The Company does not intend for adjusted EBITDA to be considered in isolation or as a substitute for any GAAP measure. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

Net income (loss) is the GAAP financial measure most directly comparable to adjusted EBITDA (EBITDA loss). A reconciliation of net income (loss) to adjusted EBITDA (EBITDA loss) is as follows (in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net Income (Loss)	($443)	$1,229	($5,926)	($11,278)
Interest, net	1,231	829	4,259	2,977
Depreciation and amortization	2,062	1,436	7,151	5,747
Stock-based compensation	332	334	2,959	2,291
Gain on sale of business line	—	—	(338)	(5,000)
Non-cash impairment charge	—	—	—	1,292

Adjusted EBITDA (EBITDA Loss)	$3,182	$3,828	$8,105	($3,971)

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NationsHealth, Inc. News Release

This press release contains forward-looking statements about NationsHealth, including statements regarding management initiatives and new product and market opportunities, none of which should be construed in any manner as a guarantee that such results will in fact occur. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Forward-looking statements are statements that are not historical facts, and in some cases may be identified by the words “anticipate,” “project,” “expect,” “plan,” “intend,” “may,” “should,” “will,” and similar words or phrases. Such forward-looking statements, based upon the current beliefs and expectations of NationsHealth’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: our ability to maintain our existing customer base; our ability to successfully maintain our Insurance Services segment; our dependence on Medicare reimbursement; changes in Medicare and Medicaid and any other state or national-based reimbursement programs, including the results of competitive bidding for durable medical equipment and supplies; the fact that despite the compliance periods and the appeals process, NationsHealth’s common stock may still be subject to delisting from the The Nasdaq Capital Market; our customers’ desire to take advantage of our Part D services; uncertainty in our costs incurred in administering the Part D program; changing interpretations of generally accepted accounting principles; outcomes of government reviews of NationsHealth’s business practices; inquiries and investigations and related litigation; our exposure to product liability in excess of our insurance coverage; continued compliance with government regulations; legislation or regulatory requirements or changes adversely affecting the businesses in which NationsHealth is engaged; fluctuations in customer demand; management of growth; our ability to compete effectively; timing and market acceptance of new products sold by NationsHealth; our ability to raise the capital we will need to sustain our operations; general economic conditions; and geopolitical events, regulatory changes and other risks and uncertainties described in NationsHealth’s Annual Report on Form 10-K for the year ended December 31, 2006, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, and NationsHealth’s other reports it has filed with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. NationsHealth cautions investors not to place undue reliance on the forward-looking statements contained herein. These statements speak only as of the date of this press release and, except as required by applicable law, NationsHealth assumes no obligation to update the information contained herein.

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NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	December 31,
	2007	2006
Revenue:
Net product sales	$14,067	$11,233
Service revenue	9,501	11,556

	23,568	22,789
Cost of product sales	7,339	4,430
Cost of services	3,525	6,222

Gross Profit	12,704	12,137

Operating Expenses:
Patient acquisition and related costs	1,070	590
Patient service and fulfillment	2,836	1,903
General and administrative	5,660	5,512
Provision for doubtful accounts	502	781
Depreciation and amortization	1,848	1,293

	11,916	10,079

Income from Operations	788	2,058
Other Expense, net	(1,231)	(829)

Net Income (Loss)	$(443)	$1,229

Earnings (loss) per share – basic and diluted	$(0.02)	$0.04

Weighted average shares outstanding – basic and diluted	28,958	27,964

NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Year Ended
	December 31,
	2007	2006
	(unaudited)
Revenue:
Net product sales	$46,070	$44,788
Prescription drug card revenue	—	3,983
Service revenue	31,450	38,445

	77,520	87,216
Cost of product sales	20,866	18,854
Cost of services	12,221	31,907

Gross Profit	44,433	36,455

Operating Expenses:
Patient acquisition and related costs	3,731	3,382
Patient service and fulfillment	9,544	8,286
General and administrative	24,753	27,940
Provision for doubtful accounts	1,991	3,625
Depreciation and amortization	6,419	5,231
Impairment of investment in joint venture	—	1,292
Gain on sale of business line	(338)	(5,000)

	46,100	44,756

Loss from Operations	(1,667)	(8,301)
Other Expense, net	(4,259)	(2,977)

Net Loss	$(5,926)	$(11,278)

Loss per share – basic and diluted	$(0.21)	$(0.40)

Weighted average shares outstanding – basic and diluted	28,350	27,895

NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED BALANCE SHEETS
(In thousands)
	December 31,	December 31,
	2007	2006
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,925	$4,224
Accounts receivable, net	10,993	6,075
Inventory	2,557	1,636
Prepaid expenses and other current assets	1,253	1,313

Total current assets	16,728	13,248
Property and equipment, net	4,666	3,557
Customer contract intangible, net	7,755	11,632
Acquired customer lists, net	3,090	363
Other intangible assets, net	907	—
Goodwill	1,075	—
Restricted cash	1,899	300
Other assets, net	1,360	1,288

Total assets	$37,480	$30,388

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$6,314	$3,026
Accrued expenses	4,553	9,054
Promissory note payable, net	1,478	—
Current portion of long-term debt	2,810	—
Current portion of capital lease obligations	679	15
Line of credit	2,500	2,500

Total current liabilities	18,334	14,595

Long-Term Liabilities:
Convertible notes, related party, net	7,715	6,316
Long-term debt	3,980	—
Obligations under capital leases	1,396	2
Promissory note payable, net	—	1,328
Other long-term liabilities	1,212	780

Total long-term liabilities	14,303	8,426

Stockholders’ Equity	4,843	7,367

Total liabilities and stockholders’ equity	$37,480	$30,388

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